CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTIONS 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of AutoFund Servicing, Inc., on Form 10-QSB for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof, I, James D. Haggard, Chief Executive Officer and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Sections 906 of the Sabanes-Oxley Act of 2002, that:

(1)

The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange act of 1934; and

(2)

The information contained in the report fairly presents, in al material respects, the financial condition and result of operations of the Company.

AutoFund Servicing, Inc.

By/s/ James D. Haggard

James D. Haggard

Chairman, Sole Director, President

And Secretary/Treasurer (Principal

Financial and Accounting Officer)

November 13, 2002